UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2010

CH ENERGY GROUP, INC.
 (Exact name of Registrants as specified in its charter)

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	IRS Employer Identification No.

0-30512	CH Energy Group, Inc.	14-1804460
(Incorporated in New York) 284 South Avenue Poughkeepsie, NY 12601-4839 (845) 452-2000

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                 Submission of Matters to a Vote of Security Holders

On April 27, 2010, CH Energy Group, Inc. (the “Corporation”) held its Annual Meeting of Shareholders at the Corporation’s offices in Poughkeepsie, New York.

As of the record date, March 1, 2010, there were 15,813,388 shares of Common Stock of the Corporation that were eligible to be voted at the meeting.  At the meeting, 13,251,871 shares, or approximately 83.80% of all outstanding shares of Common Stock, were present either in person or by proxy.  Two matters were voted upon at the meeting, with the Board recommending a vote “FOR” each matter.

The first matter, Proposal No. 1, was the election of three Class I directors to the Board of Directors, each to serve a one-year term expiring at the Annual Meeting of Shareholders in 2011.  The three nominees proposed by the Board were elected.

The second matter, Proposal No. 2, was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for 2010.  The appointment was ratified.

The table below shows the final voting results from the Annual Meeting of Shareholders.

Proposal No. 1 – Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Steven V. Lant	10,414,912	273,050	2,563,909
Edward T. Tokar	10,483,656	204,306	2,563,909
Jeffrey D. Tranen	10,483,775	204,187	2,563,909

Proposal No. 2 – Ratification of Appointment of PricewaterhouseCoopers LLP	Shares For	Shares Against	Broker Non-Votes	Shares Abstained
	13,003,649	152,481	0	95,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: April 29, 2010	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller